   As filed with the Securities and Exchange Commission on October 15, 1997
                                                  Registration No. 333- ______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ____________________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        TSI INTERNATIONAL SOFTWARE LTD.
              (Exact name of issuer as specified in its charter)
             DELAWARE                               06-1132156
     (State of Incorporation)             (I.R.S. Employer Identification No.)

                  45 Danbury Road, Wilton, Connecticut 06897
          (Address of Principal Executive Office Including Zip Code)

                          1997 Equity Incentive Plan
                       1997 Directors Stock Option Plan
                   Non-Plan Option to purchase Common Stock
   Options to purchase Common Stock granted under the 1993 Stock Option Plan
                           (Full title of the plans)

                                 Ira A. Gerard
    Chief Financial Officer and Vice President, Finance and Administration
                        TSI International Software Ltd.
                                45 Danbury Road
                           Wilton, Connecticut 06897
                                (203) 761-8600
(Name, address and telephone number, including area code, of agent for service)

                                  COPIES TO:
                             Mark C. Stevens, Esq.
                               Jeffrey R. Vetter
                              FENWICK & WEST LLP
                             Two Palo Alto Square
                              Palo Alto, CA 94306

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                         AMOUNT           PROPOSED         PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE                TO BE        MAXIMUM OFFERING    AGGREGATE OFFERING          AMOUNT OF
REGISTERED                             REGISTERED      PRICE PER SHARE          PRICE              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01          1,488,414 (1)      $13.19 (2)       $19,632,181 (2)          $5,949.15 (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01          1,378,257 (3)      $ 1.62 (4)       $ 2,232,776              $  676.60
                                       ---------          ------           -----------              ---------
--------------------------------------------------------------------------------------------------------------------
                    Total              2,866,671          $7.627 (4)       $21,864,957              $6,625.75
--------------------------------------------------------------------------------------------------------------------

(1) Additional shares available for grant and not yet subject to outstanding options as of October 15, 1997 under the 1997 Equity Incentive Plan (the "1997 Plan") and the 1997 Directors Stock Option Plan (the "Directors Plan").

(2) Estimated as of October 10, 1997 pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(3) Shares subject to options outstanding as of October 15, 1997 under the 1993 Stock Option Plan, the 1997 Plan, the Directors Plan and includes 30,000 shares subject to nonplan stock options granted by the Registrant.

(4) Calculated based upon the weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1) under the Securities Act.

                                    PART I
Item 1.   Plan Information.*
------    ----------------
Item 2.   Registrant Information and Employee Plan Annual Information.*
------    -----------------------------------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          1. The Company's prospectus filed with the Commission on July 2, 1997 under Rule 424(b) of the Securities Act, as amended, which contains audited financial statements for the fiscal year ended December 31, 1996.

          2. The description of the Company's Common Stock contained in the Company's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

          3. The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses, as incurred, to its directors and executive officers in connection with a legal proceeding (subject to certain exceptions); (iii) the rights conferred in the Bylaws are not exclusive; (iv) the Registrant may, in its discretion indemnity or advance expenses to persons whom the Registrant is not obligated to indemnify or advance expenses; (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents or any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans; and (vi) the Registrant may not retroactively amend the Bylaw provisions relating to indemnification.

          The Registrant has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board and successful proceedings brought to enforce a right to indemnification under the indemnity agreements;
(ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of (S)16(b) of the Securities Exchange Act of 1934 and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          The indemnity agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

          The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

          The Registrant maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of $10,000,000.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

Exhibit No.         Description
----------          -----------

  4.01* Registrant's Certificate of Incorporation (previously filed as Exhibit 3.01 to the Registrant's quarterly report on Form 10-Q (the "10-Q") for the quarter ended June 30, 1997 (File
                               ----
                    No. 0-22667)

  4.02*             Registrant's Bylaws (previously filed as Exhibit 3.02 to the
                    10-Q)

  4.03* Stockholders Agreement dated as of June 1, 1989, as amended (previously filed as Exhibit 4.02 to the Registrant's Registration Statement (the "Registration Statement") on
                                                 ----------------------
                    Form S-1 (File No. 333-27293))

  4.04* Form of Specimen Certificate for Registrant's Common Stock (previously filed as Exhibit 4.01 to pre-effective Amendment No. 1 to the Registration Statement)

  4.05* 1989 Stock Purchase Agreement, as amended (previously filed as Exhibit 4.03 to pre-effective Amendment No. 1 to the Registration Statement)

  4.06              Registrant's 1997 Equity Incentive Plan, as amended

  4.07              Registrant's 1997 Directors Stock Option Plan, as amended

  4.08* Registrant's 1993 Stock Option Plan and related documents (previously filed as Exhibit 10.01 to the Registration Statement)

  4.09              Form of Registrant's Non-Plan Option

  5.01              Opinion of Fenwick & West LLP

 23.01              Consent of Fenwick & West LLP (included in Exhibit 5.01)

 23.02              Consent of KPMG Peat Marwick LLP

 24.01              Power of Attorney (See page II-4)

___________________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.   Undertakings.
          ------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant, TSI International Software Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on October 15, 1997.

                                            TSI INTERNATIONAL SOFTWARE LTD.


                                            By:  /s/ Ira A. Gerard
                                                 -------------------------------
                                                 Ira A. Gerard
                                                 Chief Financial Officer and
                                                 Vice President, Finance and
                                                 Administration

                               POWER OF ATTORNEY
                               -----------------

          Each person whose signature appears below constitutes and appoints Constance F. Galley and Ira A. Gerard, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                         Date
---------                         -----                         ----

PRINCIPAL EXECUTIVE OFFICER
AND DIRECTOR

/s/ Constance F. Galley           President and Chief           October 15, 1997
-----------------------------     Executive Officer and
Constance F. Galley               Director

PRINCIPAL FINANCIAL AND
PRINCIPAL ACCOUNTING OFFICER

/s/ Ira A. Gerard                 Vice President, Finance and   October 15, 1997
-----------------------------     Administration, and Chief
Ira A. Gerard                     Financial Officer and
                                  Secretary

ADDITIONAL DIRECTORS

/s/ Stewart K.P. Gross            Director                      October 15, 1997
-----------------------------
Stewart K.P. Gross


/s/ Ernest E. Keet                Director                      October 15, 1997
-----------------------------
Ernest E. Keet


/s/ John J. Pendray               Director                      October 15, 1997
-----------------------------
John J. Pendray


/s/ Dennis G. Sisco               Director                      October 15, 1997
-----------------------------
Dennis G. Sisco